                                                                      EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)

Note: Earnings per share are presented in accordance with Regulation S-K Item 601 (b) and FAS No. 128.

                                                                                     Three Months Ended
                                                             -----------------------------------------------------------
                                                                     September 30, 2000             October 2, 1999
                                                             ---------------------------      --------------------------
Net earnings                                                      $               42,137                          45,079
                                                             ===========================      ==========================

Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  53,097                          60,600

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              537                             514
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     53,634                          61,114
                                                             ===========================      ==========================

Basic earnings per share                                          $                 0.79                            0.74
                                                             ===========================      ==========================

Diluted earnings per share                                        $                 0.79                            0.74
                                                             ===========================      ==========================

                                                                                     Nine Months Ended
                                                             -----------------------------------------------------------
                                                                     September 30, 2000             October 2, 1999
                                                             ---------------------------      --------------------------
Net earnings                                                      $              123,337                         117,064
                                                             ===========================      ==========================


Weighted-average common and dilutive potential common shares outstanding:

      Weighted-average common shares outstanding                                  54,181                          60,586

      Add weighted-average dilutive potential common
        shares - options to purchase common shares, net                              508                             632
                                                             ---------------------------      --------------------------

Weighted-average common and dilutive potential
    common shares outstanding                                                     54,689                          61,218


Basic earnings per share                                          $                 2.28                            1.93
                                                             ===========================      ==========================

Diluted earnings per share                                        $                 2.26                            1.91
                                                             ===========================      ==========================